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                                             CONFIDENTIAL TREATMENT REQUESTED
                                                                EXHIBIT 10.51


                 DISASTER RECOVERY SERVICES MARKETING AGREEMENT


         THIS AGREEMENT, dated as of the 15th day of December, 1998, between Phoenix International Ltd., Inc., a corporation organized under the laws of the State of Florida, 500 International Parkway, Heathrow, Florida ("Phoenix") and SunGard Recovery Services Inc., 1285 Drummers Lane, Wayne, PA 19087, a corporation organized under the laws of the Commonwealth of Pennsylvania ("SRS").

                                   BACKGROUND

         Phoenix is a recognized supplier in banking software. SRS is a recognized provider of disaster recovery, communications recovery and contingency planning services and software ("DR Services"). The parties desire to provide to each other assistance and support in the marketing and support of disaster recovery-related services to users of banking software produced by Phoenix, all on the terms and conditions set forth in this Agreement.

         Phoenix acknowledges that SRS is a subsidiary of SunGard Data Systems Inc. ("SDS"), and that SDS, through its other subsidiaries, engages in the following business areas:

         (a) Trust and investment accounting, portfolio management and administration, securities trading, custody and employee benefit plan systems for financial institutions, stockbrokers and corporations; mutual fund, stock and bond accounting systems for mutual funds, transfer agents and corporations; accounting systems for nonprofit organizations.

         (b) Trading, risk management and accounting systems for derivative instruments, securities and foreign exchange for international financial institutions, brokerage firms and corporations.

         (c) Portfolio management and securities trading and accounting systems for financial institutions, broker-dealers, insurance companies, governments and corporation.

         INTENDING TO BE LEGALLY BOUND, and in consideration of the foregoing and the mutual covenants and agreements stated below, Phoenix and SRS agree as follows:

1.       CURRENT PHOENIX DISASTER RECOVERY SERVICES AND CUSTOMERS.

         (a) Phoenix is currently engaged in the provision of certain DR Services to licensees of its software pursuant to Disaster Recovery Services Agreements substantially in the form attached hereto as Exhibit "A." Phoenix no longer desires to provide such DR Services and SRS is willing to provide the DR Services as specified herein. Phoenix shall provide SRS with a list of its current customers for DR Services ("Current Customers"), along with the terms of each Current Customer's agreement


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         (b)      for DR Services with Phoenix, including customer address and contact name, fees (annual subscription and other) and term. Phoenix will introduce SRS to each of its Current Customers and recommend that they contract with SRS for DR Services. SRS may market its DR Services to such Current Customers, and Phoenix shall provide reasonable assistance as requested by SRS from time-to-time to encourage and assist each Current Customer to transfer its DR Services from Phoenix to SRS.

         (c) SRS shall enter into its standard Recovery Services Agreement substantially in the form attached hereto as Exhibit "B" ("RSA") with each Current Customer who chooses to contract for DR Services with SRS. Such RSA's shall provide for DR Services for configurations at least equal to those provided by Phoenix and shall have an initial term and subscription fee which are equivalent to those in each Current Customer's agreement with Phoenix, if any. Phoenix will release from their contracts and terminate such contracts for all Current Customers who contract with SRS. SRS shall be solely responsible for negotiating and executing the RSA's with the Current Customers and shall not be obligated to enter into an RSA with terms and conditions different from those specified in Exhibit "B."

         (d) During the initial and any renewal term of each RSA with a Current Customer, Phoenix shall provide, at no charge to SRS, reasonable database and application support as required in support of SRS' provision of testing and recovery DR Services to such customers.

2. COMMISSIONS TO PHOENIX. With respect to Current Customers who execute an RSA with SRS, Phoenix shall not be entitled to any royalty, commission or other fees unless and until the Monthly Run Rate (as defined below) of all Current Customer RSA's signed within 180 days of the Effective Date of this Agreement ("Conversion Period") exceeds $***. At the end of the Conversion Period, SRS shall measure the Monthly Run Rate of all Current Customer RSA's and shall pay Phoenix *** percent (***%) of the amount by which the total Monthly Run Rate exceeds $***. Such commissions shall be paid within thirty
(30) days after the end of the Conversion Period. If the total Current Customer RSA's is less than *** at the end of the Conversion Period or the Monthly Run Rate of the Current Customer RSA's is less than $***, the amount of commissions payable to Phoenix for future referrals as further described below shall be as follows:


                             CUSTOMERS         PERCENTAGE

                                ***               ***
                                ***               ***
                                ***               ***
                                ***               ***

------------------------

*** Denotes information that has been omitted from this Exhibit pursuant to a confidential treatment request filed with the Commission.


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"Monthly Run Rate" shall consist of the monthly subscription fee invoiced under the RSA and shall not include any fees for block time, disaster declaration, usage, testing or fees for specifically purchased computer hardware or special services.

3. FUTURE BUSINESS. Provided that SRS is not in breach of any RSA with any Current Customer, Phoenix shall, during the term of this Agreement, provide SRS with the names, addresses and contact information for each of its customers, and recommended SRS for DR Services ("Leads"). SRS shall register any such Lead in accordance with its lead registration process, which includes verifying that such Lead is not a current subscriber or active prospect of SRS. SRS shall inform Phoenix within 48 hours of receipt of any Lead from Phoenix as to whether the Lead can be registered. SRS shall use commercially reasonable efforts to enter into RSA's with the Leads; provided, however, SRS shall not be required to enter into RSA's with any international customers of Phoenix unless in SRS' sole discretion SRS believes it can service such customers. Nothing herein shall be construed to create an exclusive arrangement between Phoenix and SRS.

If any Lead registered in accordance with SRS' then current registration procedure executes an RSA with a commencement date which occurs during the term of this Agreement, SRS shall pay to Phoenix a commission equal to *** percent (***%) of the net committed revenue under the particular RSA for DR Services applicable to platforms which are then running Phoenix software. "Net committed revenue" under a RSA shall mean the net subscription fees under the RSA excluding platforms and peripherals not directly associated with the Phoenix software application, all upgrade fees, disaster declaration and usage fees, equipment acquisition fees, block time and testing fees or any fees for special services. No commissions will be paid in connection with any RSA executed by the Lead more than twelve (12) months after initial referral hereunder, or in connection with any RSA with entities who then are active prospects of SRS or customers of SRS or who were registered with SRS by a third party. SRS will make commission payments quarterly. Commission payments shall be accompanied by an accounting of the calculation of such fees.

4. CONFIDENTIALITY. The terms and conditions of the Mutual Non-Disclosure Agreement attached hereto and Exhibit C are hereby incorporated by reference and shall be a part of this Agreement.

5. DURATION AND RENEWAL; TERM CONCURRENT WITH PHOENIX RSA. This Agreement is effective as of December 15, 1998 ("Effective Date"), and shall have an initial term of five (5) years, unless otherwise terminated as set forth herein. Thereafter, this Agreement shall renew from year to year for successive one-year renewal terms unless either party shall give the other written notice of nonrenewal not less than ninety (90) days prior to the anniversary date. Either party may sooner terminate this Agreement upon notice to the other party if (a) the other party is bankrupt or insolvent, or (b) the other party has failed to perform any material obligation under this Agreement, and such failure has continued for more than 30 days after written notice to such party of such failure. Concurrent with the execution of this Agreement, SRS and Phoenix have


----------------------------
*** Denotes information that has been omitted from this Exhibit pursuant to a confidential treatment request filed with the Commission.
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executed a Recovery Services Agreement whereby SRS is providing DR Services to
Phoenix for Phoenix's Heathrow, Florida location ("Phoenix RSA"). This Agreement shall immediately terminate upon the expiration or termination of the Phoenix RSA.

6. LIABILITY AND INDEMNIFICATION. Each party ("liable party") shall be fully liable to the other party for any direct damages caused by any breach of contract, negligence or willful misconduct of the liable party (or any of its employees or agents) in connection with any matter related to this Agreement. During the term of this Agreement and thereafter, each party will indemnify and hold harmless the other party and its affiliates, and their officers, directors, employees and agents, from and against any and all demands, claims, actions, proceedings, orders, awards, decrees, judgments, debts, liabilities, obligations, losses, damages, deficiencies, settlements, assessments, charges, costs, penalties and expenses (including reasonable attorneys' fees and court costs) (collectively, "Damages") directly or indirectly caused by, arising out of or in connection with the breach of contract, negligence or intentional misconduct of the liable party or its affiliates, employees or agents. In addition, Phoenix shall indemnify and hold harmless SRS and its affiliates, officers, directors and agents from and against any Damages arising out of or in connection with Phoenix's breach of contract, negligence or willful misconduct with respect to any recovery services agreement with a Current Customer. SRS shall indemnify and hold harmless Phoenix and its affiliates, officers, directors and agents from and against any Damages arising out of or in connection with SRS' breach of contract, negligence or willful misconduct with respect to any RSA with a Current Customer.

7. DISCLAIMERS AND LIMITATIONS. EXCEPT AS SET FORTH HEREIN, NEITHER PARTY MAKES ANY WARRANTIES OR REPRESENTATIONS OF ANY NATURE WITH RESPECT TO ITS OBLIGATIONS HEREUNDER, THE DR SERVICES, ANY OTHER SERVICES PROVIDED HEREUNDER, OR ANY OTHER MATTER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. FURTHERMORE, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ANY CUSTOMERS OR OTHER PERSONS FOR DAMAGES MEASURED BY LOST REVENUES, LOST PROFITS, LOST BUSINESS OR BUSINESS EXPECTANCY, OR FOR ANY OTHER INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER OR NOT SUCH PARTY COULD HAVE FORESEEN SUCH LOSS OR WAS ADVISED BY THE OTHER PARTY OF THE POSSIBILITY OF SUCH LOSS.

8. PRESS RELEASES AND PUBLICITY. Neither party shall issue any press release or make any public announcements regarding the matters contained in this Agreement without the prior written consent and approval of the other, subject to applicable laws and regulations, including, but not limited to, securities laws and regulations.

9. WARRANTIES. SRS warrants that it has the facilities, personnel and experience necessary to provide the DR Services and to fulfill its obligations under each RSA with a Current Customer. SRS agrees to perform its obligations under any RSA in accordance with its terms. If SRS materially fails to perform its obligations in accordance with any RSA with a Current Customer and such failure is not substantially cured within the cure period, at the request of Phoenix, SRS shall assign such RSA to


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Phoenix for performance. Upon any such assignment, Phoenix shall be entitled to receive all fees under such assigned RSA's. Phoenix shall indemnify SRS for Phoenix's breach of contract, negligence or willful misconduct with respect to any assigned RSA.

Phoenix will not make any oral or written warranties or representations regarding the DR Services or any other SRS products or services. SRS will not make any oral or written warranties or representations regarding any Phoenix products or services. Each party will conduct all of its activities under its own name and will not use the other party's trademarks or trade names except as expressly authorized by the other party.

10. FORCE MAJEURE. Neither party shall be liable for, nor shall either party be considered in breach of this Agreement due to, any failure to perform its obligations under this Agreement as a result of a cause beyond its control, including any military, civil or regulatory authority, change in any law or regulation, disruption or outage of communications, power or other utility, failure to perform by any supplier or other third party, or other cause which could not have been prevented with reasonable care.

11. GENERAL. Notices and other communications under this Agreement will be in writing and will be deemed to have been duly given if and when (a) delivered personally or by a nationally-recognized overnight courier service, (b) transmitted by facsimile, or (c) mailed by first-class certified air mail, return receipt requested, postage prepaid, to the parties at their addresses stated above, to the attention of John Winstanley, Senior Vice President - Client Services (with respect to notices to Phoenix) and William J. Flounders, Senior Vice President and Chief Financial Officer (with respect to notices to
SRS).

         The relationship between Phoenix and SRS will be that of independent contractors, and no provision of this Agreement will be construed to constitute SRS as a partner, joint venturer or agent of Phoenix. Neither party will have any authority to bind the other party in any manner, and neither party will be liable in any manner for the debts and liabilities of the other party. Neither party will assign any of its rights or obligations under this Agreement to any other person, whether by operation of law or otherwise, without the prior written consent of the other party.

         If any of the provisions of this Agreement are unenforceable, illegal or invalid for any reason, the remaining provisions of this Agreement will be unimpaired and will be enforceable without regard thereto, and the unenforceable, illegal or invalid provisions will be replaced by mutually acceptable provisions. This Agreement is made under, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.

         This Agreement, including any Schedules or Exhibits hereto, states the entire and exclusive agreement between the parties with respect to the subject matter hereof. This Agreement will not be modified except in a writing signed by duly authorized representatives of each of the parties. For the purposes of this Agreement, "person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, trust, estate, governmental agency, regulatory authority, or any other entity, and "including" means "including but not limited to."


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         IN WITNESS WHEREOF, the parties hereunto set their respective hands and seals, as of the date and year first above written.


SUNGARD RECOVERY SERVICES, INC.             PHOENIX INTERNATIONAL LTD., INC.


By: /s/ Robert F. Powell                    By: /s/ Raju M. Shivdasani
    --------------------------------            ------------------------------

Name: Robert F. Powell                      Name: Raju M. Shivdasani
     -------------------------------              ----------------------------

Title: SENIOR VICE PRESIDENT                Title: President & C.O.O.
       - ---------------------------               --------------------------
       12/24/98


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